Exhibit 10.1
August 27, 2010
Mr. Steven P. Erwin
9151 Boulevard 26
North Richland Hills, Texas 76180
Dear Steven:
This letter is to confirm our agreement and understanding that, following your retirement as chief financial officer (“CFO”) of HealthMarkets, Inc. (the “Company”) on or about October 1, 2010, you will continue to be employed by the Company through the end of the “Initial Employment Term” under the employment agreement by and between you and the Company, dated as of September 8, 2009 (the “Employment Agreement”), which is December 31, 2010.
From the date of your retirement as CFO through December 31, 2010, your Employment Agreement will remain in full force and effect and you will continue to be entitled to compensation and benefits provided thereunder, including your Retention Payment (as defined in your Employment Agreement) which will vest in accordance with its existing terms and will be paid to you on December 31, 2010. Notwithstanding the foregoing, by executing this letter, you waive your right to terminate your employment for Good Reason under clauses (i) and (vi) of the definition of Good Reason set forth in Section 24(u) of the Employment Agreement as a result of your no longer serving as CFO of the Company.
The term of your Employment Agreement will not be extended beyond the initial employment term. Therefore, your Employment Agreement will expire by its terms on December 31, 2010 and, as of such date, you will no longer be an employee of the Company.
This letter agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to its principles of conflict of laws. This letter agreement may be signed in separate counterparts, each of which will be binding on the parties who are signatory to any counterpart.
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HealthMarkets® is the brand name for products underwritten and issued by the insurance subsidiaries of HealthMarkets, Inc. -The Chesapeake Life Insurance Company®, Mid-West National Life Insurance Company of Tennessee SM and The MEGA Life and Health Insurance Company. SM

Mr. Steven P. Erwin
August 27, 2010

By signature below, the Company agrees to the foregoing. This letter agreement shall be binding and effective as of the date hereof.

Yours sincerely, HealthMarkets, Inc.
By:	/s/ Phillip J. Hildebrand
	Name:	Phillip J. Hildebrand
	Title:	President and CEO

Acknowledged and accepted:
_______________________